UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2013

__________

SED INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-35094	22-2715444
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3505 Newpoint Place, Suite 450
Lawrenceville, Georgia 30043	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 491-8962

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 17, 2013, SED International Holdings, Inc. (the “Company”) and its then existing directors and Paragon Technologies, Inc. (“Paragon”) and its board designees entered into an Agreement of Compromise, Settlement and Release (the “Settlement Agreement”) to transition leadership of the Company’s Board of Directors (the “Board”). Under the terms of the Settlement Agreement, the following transitions became immediately effective: Executive Chairman Samuel A. Kidston and each of the other directors of the Company, J.D. Abouchar, Arthur Goldberg, J.K. Hage, Steven Metayer and Robert G. O’Malley (collectively, the “Former Directors”) resigned from the Board; and the following designees of Paragon were appointed to the Board: Dennis L. Chandler, Hesham M. Gad, Jack H. Jacobs and Samuel S. Weiser (collectively, the “New Directors”).

The Settlement Agreement included mutual releases between the Company and Paragon, the other parties to the agreement and certain of their affiliates. The Settlement Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Pursuant to the Settlement Agreement, as of October 17, 2013, the Stock Option Agreement, dated as of August 29, 2012, by and between the Company and Samuel A. Kidston, former Executive Chairman of the Company, was terminated and all options granted thereunder were terminated and forfeited.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Settlement Agreement, on October 17, 2013, the following individuals were appointed to the Company’s board of directors: Dennis L. Chandler, Hesham M. Gad, Jack H. Jacobs and Samuel S. Weiser. Except for being nominated by Paragon and selected pursuant to the Settlement Agreement, none of the New Directors was selected as a Director pursuant to any arrangement or understanding with any other person, and none of them has any reportable transactions under Item 404(a) of Regulation S-K.

On October 22, 2013, the Board reconstituted its committees as follows: the Audit Committee consists of Messrs. Weiser (Chairman) and Jacobs; the Compensation Committee consists of Messrs. Chandler (Chairman) and Jacobs; and the Nominating and Corporate Governance Committee consists of Messrs. Jacobs (Chairman) and Chandler. Mr. Gad was elected as Executive Chairman of the Board. The New Directors also confirmed the size of the Board at four directors.

The Latin American and Legal Affairs Committee and the Special Committee formed to investigate alleged wrongdoing and negligent mismanagement by the Former Directors and respond to Paragon’s proxy contest were terminated and disbanded as of October 18, 2013.

The Board has determined that each of the New Directors is independent under the NYSE MKT’s listing standards and SEC rules for the purpose of service on the committees to which they have been appointed. Each of the New Directors was determined to qualify as an “audit committee financial expert” within the meaning of SEC rules.

In addition, the Board has established compensation for the Board that will apply on an interim basis through the end of December. Directors other than Mr. Gad will receive $1,000 for each in-person board meeting, plus any travel expenses, and $500 for each teleconference board meeting. As Executive Chairman, and in light of his other extraordinary efforts already underway at the Company, Mr. Gad will be paid $15,000 for the October-December period.

On October 22, 2013, the Company terminated the employment of Derrek Hallock, Senior Vice President and General Manager of the U.S. Commercial Division of the Company, effective immediately. Christopher R. Joe resigned as the Company’s Chief Financial Officer, effective as of October 25, 2013.

On October 21, 2013, the Company entered into a Consulting Agreement with Stephen M. Dexter to serve as the Company’s Interim Chief Financial Officer. Mr. Dexter has over 20 years of domestic and international finance and accounting experience. From September 2012 to May 2013, he provided financial support consulting services to CDC Corporation, a former holding company of CDC Software, and to CDC Software, a global software provider of on-premise and cloud deployments, from June 2010 to August 2012. Mr. Dexter served as Chief Financial Officer of CDC Software, in which role he was responsible for the company’s accounting, finance, tax, treasury and compliance functions, from September 2010 to August 2012, and as Chief Accounting Officer of CDC Software, overseeing the company’s accounting and compliance functions, from June 2010 to June 2011. From September 2009 to May 2010, Mr. Dexter provided consulting and controller services for audit, financial reporting, and other initiatives to Premier Exhibitions, Inc., a company presenting to the public museum-quality touring exhibitions. From August 2005 to August 2009, he served as Vice President, Corporate Controller and Principal Accounting Officer of S1 Corporation, a global provider of payments and financial services software solutions, in which role he was responsible for the company’s accounting organization. Prior to that, Mr. Dexter was Controller of American Tire Distributors from January 2004 to August 2005, interim Controller of Unitrends Software Corporation from March 2003 to August 2003, and in various positions with Safety-Kleen Corporation from January 2001 to February 2003. Mr. Dexter graduated from Clemson University with a B.S. in Accounting and is a Certified Public Accountant.

Pursuant to the Consulting Agreement, the Company will pay Mr. Dexter a fee of $10,000 per month for his services as Interim Chief Financial Officer. A copy of Mr. Dexter’s Consulting Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. Mr. Dexter was not selected as the Company’s Interim Chief Financial Officer pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.

On October 21, 2013, the Company and Mr. O’Malley entered into an Amendment to Mr. O’Malley’s Employment Agreement. Pursuant to the amendment, Mr. O’Malley resigned as the Company’s Chief Executive Officer effective as of the close of business on November 21, 2013. The amendment provides that, upon the Company’s engagement of a new Chief Executive Officer, Mr. O’Malley will thereafter serve as Advisor to the Board through November 21, 2013. Mr. O’Malley will receive a lump sum payment of $10,000 for his services to the Company from October 22, 2013 through November 21, 2013, in lieu of all other compensation. Mr. O’Malley will not be entitled to the payment of any further bonus compensation and will not receive any severance payment. A copy of the Amendment to Mr. O’Malley’s Employment Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Prior to their resignations from the board, the Former Directors approved the execution of indemnification agreements between each of themselves and the Company, approved the execution of general releases from liability for each of themselves, and approved the execution of new employment agreements with Derrek Hallock, Senior Vice President and General Manager of the U.S. Commercial Division of the Company, and Ronell Rivera, Senior Vice President, Latin America, of the Company. The New Directors are in the process of reviewing these actions taken and agreements purported to be executed by the Former Directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Agreement of Compromise, Settlement and Release, dated October 17, 2013, by and among the Company and Paragon Technologies, Inc. and certain of their affiliates.

10.2	Consulting Agreement, dated October 21, 2013, by and between the Company and Stephen M. Dexter.

10.3	Amendment to Employment Agreement, dated October 21, 2013, by and between the Company and Robert G. O’Malley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

By:	/s/ Hesham M. Gad
Hesham M. Gad
Executive Chairman of the Board

Date: October 23, 2013